Exhibit 5

            [Gersten, Savage, Kaplowitz & Fredericks, LLP letterhead]

                                 April 14, 1998

ACTV, Inc.
1270 Avenue of the Americas
New York, New York 10020

Gentlemen:

         You have requested our opinion, as counsel for ACTV, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Company with the Securities and Exchange Commission.

         The Registration Statement relates to an offering of 2,561,409 shares (the "Selling Security Holders' Shares") of common stock (the "Offering"), par value $.10 (the "Common Stock"). Up to 1,484,743 of the Selling Security Holders' Shares may be issued by the Company upon the exercise of options and warrants (the "Option Shares"). 1,076,666 of the Selling Security Holders' Shares were issued previously by the Company (the "Issued Shares").

         We have made such examination of the corporate records and proceedings of the Company and have taken such further action as we deemed necessary or appropriate to the rendering of our opinion herein.

         Based on the foregoing, we are of the opinion that (i) the Option Shares, when paid for and issued as contemplated by the respective option and warrant agreements, will be legally issued, fully paid and non-assessable, and
(ii) the Issued Shares are legally issued, fully paid and non-assessable.

         No opinion is expressed herein as to any laws other than the laws of the State of New York, of the United States and the corporate laws of the State of Delaware.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" therein. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,


                                GERSTEN, SAVAGE, KAPLOWITZ &
                                 FREDERICKS, LLP